                                                                    EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement"), is executed this 19th day of September, 2001, by and between Enviroq Corporation ("Enviroq"), a Florida corporation, and Replico Development Company, Inc. ("Replico"), a Pennsylvania corporation (hereinafter, Enviroq and Replico are individually referred to as "Seller" and collectively referred to as the "Sellers"), and Sprayroq of Ohio, Inc., an Ohio corporation, or its assigns (the "Purchaser").

                                    RECITALS:

         WHEREAS, Sprayroq, Inc., a Florida corporation (the "Company"), provides state-of-the-art spray-applied resinous materials and related equipment for the reconstruction of manholes and other underground infrastructure (the "Business") from leased facilities located at 4707 Alton Court, Birmingham, Alabama 35210 (the "Facility");

         WHEREAS, Sellers each own 100 shares of the issued and outstanding common stock of the Company (collectively, the "Stock"), which Stock collectively constitutes all of the issued and outstanding capital stock of the Company of all classes; and

         WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, the Stock upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements hereinafter contained, the parties agree as follows:

                      ARTICLE 1. PURCHASE AND SALE OF STOCK

         1.1 Purchase and Sale of Stock. Sellers shall fully and completely sell, transfer, assign and convey the Stock to Purchaser at the Closing (as hereafter defined), and Purchaser shall purchase and acquire the Stock from Sellers at the Closing.

                           ARTICLE 11. PURCHASE PRICE

         2.1 Purchase Price. Based upon the Company's December 31, 2000 balance sheet, a copy of which is included in Schedule 3.1.6, and subject to adjustments as provided in Section 2.3, the purchase price for the Stock shall not exceed One Million Seven Hundred Thousand and No/100 Dollars ($1,700,000) (the "Purchase Price") which shall be paid as follows:

                  (a) By issuance, at Closing, to each of the Sellers by Purchaser of a subordinated promissory note in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000) (collectively, the "Seller Notes") in the form of Schedules 2.1 (a) and (b) and more fully described in Section 2.2 below; and


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
                  (b) by payment of One Million Two Hundred Thousand and No/100 Dollars ($1,200,000) in cash or other immediately available funds from Purchaser to Sellers at Closing.

                  (c) by payment to each Seller of twenty five percent (25%) of the "Calculated Amount" (as defined and set forth below) based upon the annual, incremental and collected net sales of the Company in excess of Two Million Dollars ($2,000,000) for the immediately preceding year, commencing with the 1st anniversary of Closing and for each twelve month period thereafter ending on the 5th anniversary of Closing, where "Calculated Amount" is determined in accordance with the following table:


Net Sales for Current Year Ending on said            Calculated Amount
Anniversary                                          Percentage of Incremental Sales
------------------------------------------------------------------------------------
First $ 100,000 over $2,000,000                       3% of increment
------------------------------------------------------------------------------------
From $ 100,000 to $200,000 over $2,000,000            4% of increment
------------------------------------------------------------------------------------
From $200,0OO to $300,000 over $2,000,000             5% of increment
------------------------------------------------------------------------------------
From $300,000 to $400,000 over $2,000,000             6% of increment
------------------------------------------------------------------------------------
From $400,000 to $500,000 over $2,000,000             7% of increment
------------------------------------------------------------------------------------
From $500,000 to $600,000 over $2,000,000             8% of increment
------------------------------------------------------------------------------------
From $600,000 to $700,000 over $2,000,000             9% of  increment
------------------------------------------------------------------------------------
Over $700,000 over $2,000,000                         10% of increment
------------------------------------------------------------------------------------

                  For example, assume annual, incremental and collected net sales for a current year, as set forth herein, equal Two Million Five Hundred Thousand Dollars ($2,500,000), then the Calculated Amount shall be Twenty Five Thousand Dollars ($25,000) for that year.

                  Notwithstanding the foregoing, payments made to Sellers pursuant to this Section 2.1 (c) may, in the aggregate, be less than Two Hundred Thousand Dollars ($200,000), but in all events, shall not, in the aggregate, exceed Two Hundred Thousand Dollars ($200,000). The Company's "net sales" shall be defined as collected gross sales less any taxes, shipping charges, discounts and returns. After the 5th anniversary of closing, the Calculated Amount shall be terminated and no longer calculated.

         2.2 Seller Notes. The Seller Notes as set forth in Section 2.1 (a) above shall each be payable as follows:

         The principal amount of the Seller Notes shall be payable in one lump sum on the 5th anniversary of Closing, except that each Seller shall be entitled to an advanced payment of principal equal to twenty five percent (25%) of the Calculated Amount (as defined and set forth in Section 2.1 (c)) based upon the annual, incremental and collected "net sales" (as defined in Section 2.1(c) above) of the Company in excess of Two Million Dollars ($2,000,000) for the immediately preceding year, commencing with the 1st anniversary of Closing and for each twelve month period thereafter ending on the 5th anniversary of Closing. The Seller Notes will carry interest fixed at seven percent (7%) per annum, payable annually, commencing on the 1st anniversary of Closing. The Seller Notes may be prepaid at any time without penalty. The Seller Notes shall be collateralized by all of the assets of the Company by Purchaser causing the

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
Company to execute a Security Agreement in substantially the form attached hereto as Schedule 2.2, but said Seller Notes and the collateralization granted by said Security Agreement shall be subordinate to all senior lender and mezzanine financing obtained by Purchaser and the Company to finance the acquisition of the Stock as set forth herein, the operations of the Business, and any security given to said senior and mezzanine lenders in connection with the foregoing.

         2.3 Adjustment to Cash Portion of the Purchase Price. On the day before the Closing, Sellers, with the assistance of Purchaser, shall prepare a closing balance sheet, setting forth the Net Working Capital (as defined below) as of the Closing Date (the "Closing Balance Sheet"). Adjustments to the Purchase Price on the Closing Date will be determined based on the Net Working Capital on the Closing Date compared to the Net Working Capital on December 31, 2000. For purposes of this Section, "Net Working Capital" means the Company's current assets less current liabilities.

         The cash portion of the Purchase Price payable at Closing, and the Purchase Price, shall be reduced dollar-for-dollar if, and to the extent that, Net Working Capital as determined from the Closing Balance Sheet is less than Three Hundred Sixty One Thousand Eight Hundred Twelve and No/100 Dollars ($361,812). Conversely, the cash portion of the Purchase Price payable at Closing, and the Purchase Price, shall be increased dollar-for-dollar if, and to the extent that, Net Working Capital as determined from the Closing Balance Sheet is greater than Three Hundred Sixty One Thousand Eight Hundred Twelve and No/100 Dollars ($361,812).

         It is also understood that Purchaser shall not be obligated to pay off or assume any short-term and/or long-term bank and/or lender debt of the Company (as set forth on Schedule 3.1.6). If and to the extent that Purchaser shall pay off or assume any such indebtedness, then the Purchase Price and the cash to be paid at Closing to the Sellers shall be reduced by the amount of any such pay off or assumption of debt.

         2.4 Valuation of Inventory. For purposes of preparing the Closing Balance Sheet, the inventory quantities and valuation shall be determined as follows:

                  (a) Quantities. A physical inventory of the Business shall be conducted by the Company on the day immediately preceding the Closing Date, and such inventory shall be reflected in the Closing Balance Sheet. Purchaser and its representatives shall have the right to review and verify such inventory quantities, including the right to take physical counts on the date of the physical inventory, and the books and records of the Business related thereto. Subject to verification by Purchaser, such books and records shall be the basis for determining such quantities of Inventory on the Closing Balance Sheet.

                  (b) Valuation. The Inventory shall be valued using a weighted average calculation consistent with the Company's prior practice, kept in the ordinary course of business and in accordance with generally accepted accounting principles, subject to reasonable adjustment for excess, obsolete or otherwise unusable inventory not previously reserved for. Items historically excluded from Inventory, including, but not limited to, supplies, shall be excluded for purposes of determining the value of the Inventory at Closing.


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
         2.5 Valuation of Accounts Receivable. The accounts receivable to be purchased hereunder by Purchaser shall be all of the Company's trade accounts receivable as they exist on the Closing Balance Sheet (the "Accounts Receivable"). Sellers shall cause all receivables from Sellers or other officers and directors of the Company other than the intercompany debt referred to in
Section 5.4 hereof to be repaid at or prior to Closing.

         2.6 Accounts Receivable Guaranty. Each Seller hereby jointly and severally, guarantees to the Company, except to the extent of any reserve for doubtful accounts shown on the Closing Balance Sheet and which is also reflected in any Net Working Capital adjustment (the "Reserve"), (which guaranty shall survive Closing) payment of that percentage of the Accounts Receivable equal to such Seller's percentage ownership of the Stock as follows:

                  (a) Any Accounts Receivable remaining unpaid ninety (90) days after Closing will, to the extent that such unpaid part of the Accounts Receivable exceeds the Reserve, be assigned to the Sellers, at which time they will remit payments to Purchaser for the face value of such receivables assigned to Sellers free and clear of lien or other encumbrance arising on or after the Closing. In the event Sellers have had their interest payments offset by Purchaser and/or Sellers have remitted payments to Purchaser for such purchased receivables as set forth herein, and Sellers and/or Purchaser collect such amounts that have been specifically offset or remitted, then and in such event, Purchaser shall immediately pay Sellers, or Sellers shall retain such specific amounts that have been collected (whether by Sellers or Purchaser).

                  (b) Purchaser shall cause the Company to use its reasonable best efforts to collect the Accounts Receivable, which shall not be deemed to include instituting litigation or using a collection agency. Collections from customers of any accounts receivable after the Closing Date ("New Receivables") shall be credited to Accounts Receivable or to New Receivables in the order that the receivables from such customer were created unless otherwise specified by the customer due solely to a problem or dispute related to such order. The amount of such uncollected Accounts Receivable described in this Section shall be paid to the Company as soon as practicable but in all events no later than seven (7) days after the Company's assignment of said Accounts Receivable to Sellers.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of Sellers. Each Seller and the Company, severally and not jointly, represents and warrants to Purchaser as follows:

                  3.1.1 Good Title. Such Seller has good and marketable title to the Stock owned by such Seller, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, pledges, warrants, charges, encumbrances, options, and any other adverse claims or rights whatsoever (collectively, "Liens"), and that the Sellers' stock, in the aggregate, constitutes one hundred percent (100%) of all of the issued and outstanding capital stock of the Company, in all classes.

                  3.1.2 Authority. Such Seller and the Company have the full right, power, and authority to enter in to this Agreement and to consummate the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, such Seller will have sold and Purchaser will have acquired one hundred percent (100%) of the Stock of the Company owned by such Seller, of all classes, as set forth herein, and Purchaser will have acquired such Stock free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, pledges, warrants, charges, encumbrances, options, and any other adverse claims or rights whatsoever. This Agreement and all other agreements to be executed by such Seller and the Company in connection herewith have been (or upon execution will have been) duly executed and delivered by such Seller and the Company, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid, and binding obligations of such Seller and the Company.

                  3.1.3 Agreement Not in Breach of Other Instruments. Neither such Seller, nor the Company, is a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution and delivery of this Agreement by such Seller, or the Company, or the transfer, conveyance and sale of one hundred percent (100%) of the Stock owned by such Seller pursuant to the terms hereof.

                  3.1.4 Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida. It has full corporate power to carry on its business as it is now conducted and is entitled to own, lease or operate the properties and assets it now owns, leases, or operates. It is qualified to do business and is in good standing in each jurisdiction in which its failure so to qualify or be in good standing could have a material adverse affect on its financial condition or business.

                  3.1.5 Capitalization. The Company's authorized capitalization is as set forth on Schedule 3.1.5 attached hereto. The Stock, both now and at Closing, constitutes all of the Company's issued and outstanding capital stock of all classes. The Stock has been validly authorized and issued and is validly outstanding, fully paid and nonassessable. There are no outstanding options, warrants pledges, conversion rights, or rights to purchase capital stock or other securities from the Company nor is the Company otherwise required to issue any shares of capital stock or any other securities.

                  3.1.6 Financial Statements. Schedule 3.1.6 sets forth the compiled balance sheets and income statements of the Company at December 31, 2000, and unaudited quarterly balance sheets and income statements of the Company at March 31, 2001, June 30, 2001 and the quarter end or month-end immediately prior to Closing. Said financial statements (i) were prepared in accordance with the books and records of the Company and generally accepted accounting principles; and (ii) fairly present the Company's financial condition and its assets and liabilities in all material respects (whether absolute, accrued, contingent or otherwise) and the results of its operations as of the relevant date of each statement.

                  3.1.7 Absence of Certain Changes. Except as disclosed in
Schedule 3.1.7, and except as specifically contemplated hereunder, since December 31, 2000 there has not been (i) any transaction by the Company not in the ordinary course of business, (ii) any material adverse change in the Company's operations, financial condition, assets, or liabilities; (iii) any damage, destruction, or loss, whether or not covered by insurance, materially adversely affecting the Company's properties;
(iv) any sale or transfer of any of the Company's assets other than sales of inventory in the ordinary course of business; (v) any amendment, modification or termination of the Company's Articles of Incorporation or Bylaws (or any instrument similar in purpose and intent to such documents); (vi) any alteration in the manner of keeping the Company's books, accounts or records or in the accounting practices therein reflected; (vii) any transaction wherein the Company has incurred any material obligations or liabilities not in the ordinary course of business consistent with past practice (whether absolute, accrued, contingent, or otherwise and whether due or to become due), or incurred any single obligation or liability (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that exceeds $ 10,000 (counting obligations and liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability); (viii) any increase in compensation of employees (including, without limitation, any increase pursuant to any bonus (whether paid or declared), pension, deferred compensation, added employee benefits, profit-sharing or other plan or commitment), or any increase in any such compensation payable to or to become payable to any officer or employee, and no such increase is required; (ix) any capital expenditures or commitments (and anticipated capital expenditures or commitments) in the aggregate in excess of $10,000 for additions to property, plant, furniture, fixtures, or equipment; or
(x) any agreement, whether in writing or otherwise, to take any action described in this Section 3.1.7.

                  3.1.8 Subsidiaries and Affiliates. The Company does not have, directly or indirectly, an equity investment or other investment convertible into an equity investment in any corporation, partnership, joint venture, or other business entity, nor has The Company subscribed to purchase any such investment.

                  3.1.9 Charter Documents. Attached hereto as Schedules 3-1.9-A and 3.1.9-B, respectively, are true and correct copies of the Company's Articles of Incorporation and Bylaws, as amended, and in each case as in effect on the date hereof.

                  3.1.10 Personal Property of the Company. Except as set forth on Schedule 3.1.10(a), the Company solely owns and has the unencumbered right to use all of the personal properties and assets, tangible and intangible, now used by it in the operation of the Business.

                  (a) Schedule 3.1.10(b) attached hereto sets forth a list of all motor vehicles and other tangible personal property leased by the Company and a list of the leases relating thereto. Sellers is herewith delivering copies of all such leases to Purchaser.

                  (b) Except as set forth on Schedule 3.1.10(c), all tangible and intangible personal property of The Company (whether owned or leased) is located at the Facility.

                  3.1.11 Real Property and Leaseholds. The Company does not have legal or beneficial ownership of any real property. Schedule 3.1.11 attached hereto identifies each lease of real property under which The Company is either a lessee, sublessee or sublessor (collectively the

"Leases"). With regard to Leases:

                  (a) Each of the Leases is a valid and binding obligation of the Company and, to such Seller's and the Company's knowledge, is a valid and binding obligation of each other party thereto; and

                  (b) Except as disclosed on the attached Schedule 3.1.11, the Company is not, and such Seller does not have any knowledge that any party to any such Lease is, in default with respect to any material term or condition thereof, and neither the Company nor such Seller has any knowledge that any event has occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder.

                  3.1.12 Intangible Personal Property. There is listed in
Schedule 3.1.12(i) attached hereto (i) an identification of all patents, patents pending, design patents, design patents pending, copyrights, tradenames, service marks, service mark registrations, trademarks, trademark registrations, applications for any of the foregoing, computer software programs, proprietary mixtures and formulas used to produce the resinous materials used in the Business and any other item of intellectual property (the "intangible personal property") used in the Business. Except as set forth in Schedule 3.1.12 (ii), all such intangible personal property is solely owned by the Company and no other person or entity has any right to use or has had access to the same.

                  (a) The Company has the right and authority to use such items of intangible personal property in connection with its business as presently conducted and such use does not conflict with, infringe upon or violate any intellectual property or other rights of any other person or entity; Without limiting the foregoing, the Company has obtained all required assignments and other documents to vest in Company all right, title and interest in and to the intangible personal property from Sellers and all third persons, including, but not limited to any inventors, employees or contractors.

                  (b) There are no outstanding, nor to such Seller's and the Company's knowledge, any threatened disputes with respect to any licenses or similar agreements or arrangements described in Schedule
         3.1.12 that would be reasonably likely to have a material adverse effect on the Company;

                  (c) The Company's business does not conflict with any valid patents, trademarks, service marks, tradenames, or other intellectual property rights of others in any way likely to materially and adversely affect the Company's business, assets, or financial condition; and

                  (d) To such Seller's knowledge, no other person or entity is infringing upon any of such Seller's or the Company's right under such intangible personal property.

                  (e) As of Closing, all intangible personal property will be transferred to the Company, and no other person, except licensees authorized by the Company, shall have any right, interest or claim to such intangible personal property.


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
                  (f) Company has not applied for a copyright registration, U.S. letters patent or other patent registration, or federal or state trademark registration for any of the intangible personal property except as disclosed in Schedule 3.1.12(f) hereto. Company agrees that it will assist Purchaser, to the extent reasonably requested by Purchaser and at Purchaser's sole cost and expense, in connection with the registration or the protection of the intangible personal property, including, but not limited to the execution of reasonable assignments, applications, or other documents to be filed with any governmental authority.

                  (g) Company has obtained all necessary consents and permission with respect to the use of the name and/or likeness of any and all persons appearing in any of the intangible personal property or any other materials used by Company in its advertising, public relations, promotion, or other activities, and Company may rightfully use such names and/or likenesses of all such persons without any restrictions whatsoever and without any further obligation for compensation to such persons.

                  (h) SprayWall was invented for the Company by Tony Palmer and Robert Salvano, all employees of the joint venture formed pursuant to the Joint Venture Agreement, dated January 30, 1991, between Enviroq Resin Development, Inc. and Replico, which Joint Venture is now the Company.

                  (i) SprayShield was invented for the Company by Steve French, Robert Salvano and Tony Palmer, while the same were employees of the Company during 1992.

                  3.1.13 Compliance with Law. To the Company's and such Seller's knowledge, the Company has conducted, and is now conducting, the Business and using its assets in compliance with all applicable Federal, state or local laws, statutes and regulations, including, without limitation, environmental and occupational health and safety laws, statutes and regulations, the enforcement of which, if the Business were not so conducted or the assets were not so used, would have a material and adverse affect upon the Business or the assets of the Company; and neither such Seller nor the Company has received any notice of any violations of any such laws, statutes or regulations during the thirty-six (36) months prior to Closing.

                  3.1.14 Litigation and Other Claims.

                  (a) As of the date hereof, except as set forth on Schedule 3.1.14(a), there is no lawsuit, legal action, governmental investigation or other proceeding pending or, to the knowledge of such Seller or the Company, threatened against or affecting the Company, nor is the Company the subject of any judgment, decree or order entered in any lawsuit or other proceeding, that in either case, would be reasonably likely to have a material adverse effect on the Company. Moreover, such Seller and/or the Company is (are) not aware of any facts or circumstances that exist which could result in any such lawsuit, legal action, governmental investigation or other proceeding.

                  (b) Schedule 3,1.14(b) briefly describes all lawsuits, legal actions, governmental investigations or other proceedings in which the Company and/or Sellers was a party during the three years prior to the date hereof.

                  (c) Warranties and Returns. The Company's written warranty for products of the Business is attached hereto as Schedule 3.1.14(c), and such warranty is the sole authorized warranty of the Company with respect to its products. Schedule 3.1.14(c) also sets forth the amount of quality-related returns incurred by the Company with respect to the Business for the 3-year period through the end of the month immediately prior to Closing, expressed in annual dollar amounts and on a percentage of sales on an annual basis. Schedule 3.1.14(c) also sets forth the Company's product return policy for its products.

                  (d) Workers Compensation Claims. Schedule 3.1.14(d) describes all workers compensation claims pending as of the date hereof which have been made against the Company alleging entitlement to a remedy by reason of on-the-job injuries or occupational diseases; all such workers compensation claims made against the Company during the three
         (3) years prior to the date hereof; and all current written notices which could reasonably be expected to involve the institution of such a workers compensation claim against the Company.

                  (e) Product Recalls. Schedule 3.1.14(e) describes all product recalls undertaken by the Company within the three (3) years prior to the date hereof, that are currently being undertaken by the Company or that are scheduled to be undertaken; all current notices from any governmental authority relating to the recall of products manufactured by the Company; and all current written notices from any third party stating a claim against the Company, that if adversely determined, could reasonably be expected to involve a recall of products manufactured by the Company. The Company does not anticipate instituting a recall of any of its products.

                  3.1.15 Tax Matters. The Company has duly filed or been included in all tax reports and returns required to be filed by it prior to the date hereof, and, at Closing, shall have duly filed or been included in all tax reports and returns required to be filed by it prior to Closing (and all such tax returns are true and correct in all material respects) and thereafter, with respect to all tax periods prior to Closing, such Seller shall duly include the Company in all tax reports and returns required for such periods or shall cause such reports and returns to be duly filed on behalf of the Company, all in the ordinary course; and, except as listed in Schedule 3.1.15 attached hereto, all taxes and other charges due or claimed to be due from it by Federal, state, or local taxing authorities (including, without limitation, those due in respect of its properties, income, franchise, licenses, sales, and payrolls) have been paid by or on behalf of the Company or such Seller will cause the same to be paid on behalf of the Company when required by law (and adequate provision for the payment of the same has been made in the books and records of the Company); since December 31, 2000, the Company has not incurred any tax liabilities other than in the ordinary course of business; except as listed on Schedule 3.1.15, there are no tax liens upon any of the properties or assets, real, personal, or mixed, tangible or intangible, of the Company (other than liens for current taxes not yet due or taxes being disputed by the Company in good faith and shall be listed in Schedule 3.1.15); and there are not pending questions relating to, or claims asserted for, taxes or assessments against the Company, and there is no basis for any such question or claim. There is no unassessed tax deficiency proposed or, to the knowledge of such Seller, threatened against the Company. There are no agreements, waivers, or other arrangements providing for extension of time with respect to the assessment or collection of any tax against the Company, nor are there any actions, suits, proceedings, investigations or claims pending against the Company in respect of any tax, or any matter under discussion with any Federal, state or local authority relating to any taxes. The Company is a C corporation for federal and state tax purposes. Moreover, neither such Seller nor the Company is aware of any facts or circumstances which could reasonably be likely to lead to any actions, suits, proceedings, investigations or claims being instituted against the Company in respect of any tax by any Federal, state or local authority relating to any taxes.

         Neither such Seller nor the Company has taken, or will take prior to Closing, any action(s) which would prohibit and/or restrict the Company from making a Subchapter S Subsidiary election for federal income tax purposes. Without limiting the foregoing, the Company has not previously made a Subchapter S election of any kind, or if such an election has ever been made, to such Seller's knowledge, there are no limitations or restrictions that would prohibit the Company from electing Subchapter S status now or Subchapter S Subsidiary status after Closing.

                  3.1.16 Insurance. The policies of fire, liability, worker's compensation, product liability, and other forms of insurance described in
Schedule 3.1.16 attached hereto are in effect with respect to the Company; will remain in effect through the respective dates set forth in Schedule 3.1.16 attached hereto; are valid, outstanding, and enforceable policies; and provide reasonably adequate insurance coverage for the property, assets, and operations of the Company.

                  3.1.17 Labor and Employment Matters. Except as set forth in
Schedule 3.1.17 attached hereto, there is no (i) collective bargaining agreement or other labor agreement to which Company is a party or by which it is bound;
(ii) employment agreement between the Company and any individual employee; (iii) employee profit sharing, defined contribution or benefit, bonus, stock option, stock purchase, retainer, retirement, welfare, or incentive plan or contract to which the Company is a party or by which it is bound; or (iv) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave or programs and related benefits) are afforded to any employees of the Company. Except as set forth in Schedule 3.1.17, the Company has made no commitment, whether formal or informal, and whether legally binding or not, to establish a new or modify an existing plan, agreement, or arrangement of the type described at (iii) and (iv) above. Except as set forth in Schedule 3.1.17, with respect to any such existing agreement, plan or contract, the Company is not in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a material default thereunder by the Company or would cause the acceleration thereunder of any material obligation of the Company. Except as set forth in Schedule 3.1.17, the Company has withheld and paid to the appropriate governmental authorities or is holding for payment not yet due to such authorities all amounts required to be withheld from such employees; and the Company is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 3.1.17, there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local agency, pending complaint or investigation involving the Company before the wage and hour division of the U.S. Department of Labor, labor strike or other material labor trouble, material labor grievance or pending representation question involving the Company. Moreover, neither such Seller nor the Company is aware of any facts or circumstances which could reasonably be likely to lead to any actions, suits, proceedings, investigations or claims being instituted against the Company in respect of any labor and employment matter by any Federal, state or local authority or any employee or beneficiary.

                  3.1.18 Pension and Employee Benefit Plans

                  (a) Except as set forth on Schedule 3.1.18, all accrued obligations of the Company applicable to its employees, whether arising by operation of law, by contract or past system, for payment by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other similar benefits for such employees with respect to employment of such employees through the date of Closing have been paid or will be paid as of Closing. All obligations of the Company with respect to such employees for salaries, vacation and holiday pay, sick pay, bonuses, and other forms of compensation payable to such employees in respect of the services rendered by any of them that are due prior to Closing have been paid or will be paid as of Closing.

                  (b) Except as set forth on Schedule 3.1.18 attached hereto, the Company has not adopted an employee pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), covered by Part 2 of Title I of ERISA, and has no obligation to pay any pension or retirement allowance to any person.

                  (c) The Company is not a participating employer in any employee pension benefit plan under which more than one employer makes contribution as described in Section 4063 and 4064 of ERISA or a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

                  (d) The Company has complied in all material respects with ERISA, as amended, and with the applicable regulations and published interpretations under ERISA. No "reportable event" (as defined in Section 4043(B) of ERISA) has occurred with respect to any benefit plan of the Company, and the Company has no unfunded liability in relation to any such benefit plan.

                  (e) The Company has not terminated any employee pension benefit plan nor received any notice from the Pension Benefit Guaranty Corporation ("PBGC") with respect to the intent of the PBGC to institute involuntary termination proceedings of any such plan of the Company's or in which the employees of the Company participate.

                  3.1.19 No Consents. Except as set forth on Schedule 3.1.19, no consent, approval, authorization or order of any governmental agency or body or other third party is required for the consummation of the transactions contemplated pursuant to this Agreement.

                  3.1.20 Permits. Schedule 3.1.20 lists all effective governmental licenses, permits and approvals in effect on the date hereof issued in the name of or to The Company, which are material to the conduct of its business or operations or the ownership of any of its assets. There are no other licenses, permits or approvals necessary to operate the Business.

                  3.1.21 Certain Disclosures. Except as set forth in Schedule 3.1.21:

                  (a) The Company has not given any power of attorney to any person or entity;

                  (b) Other than W. Brad Belle, Rick Allred, Thomas E. Palmer and Lawrence Mulkin, with annual salaries of $71,662.00, $62,000.00, $58,000.00 and $26,000.00, respectively, the Company has no officer, employee, agent, consultant or representative to whom it is paying compensation at an annual rate of more than $20,000, or hourly rate of more than $ 10.00;

                  (c) The Company's Accounts Receivable, as set forth on the Closing Balance Sheet, represent sales actually made, services actually rendered or expenses actually incurred on behalf of a customer, and for which the customer has an obligation to pay or reimburse the Company, in the ordinary course of business and in the aggregate are current and, subject to the Reserve, collectible;

                  (d) The inventories of the Company are useable and saleable in the ordinary course of business, consistent with past practice (except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected on the Balance Sheet and which are reflected in Net Working Capital);

                  (e) There are no guaranties of any corporate obligation of the Company and the Company had not guaranteed and is not in any manner liable, directly or contingently, for any obligation of any other person or entity;

                  (f) Since December 31, 2000, the Company has not made any commitment to extend any credit or advance any funds, other than in the ordinary course of business and as reflected on the Closing Balance Sheet;

                  (g) The Company has not entered into or given any "negative pledge" whereby it has agreed not to subject any of its assets to a security interest or lien;

                  (h) The Company has not changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any person or entity; and

                  (i) Each item of machinery and equipment, consistent with the age thereof, is in good operating condition, normal wear and tear excepted.

                  3.1.22 Certain Contracts In Effect. Except as set forth on
Schedule 3.1.22:

                  (a) The Company is not a party to any "consulting", "supply" or "requirements", or "non-compete" agreement nor is the Company bound by or purported to be bound by an agreement restricting it from carrying on the Business in any geographical location or in any manner;

                  (b) The Company is not a party to any "nondisclosure", "confidentiality", or other contract or agreement relating to trade secrets or proprietary or confidential information; and

                  (c) The Company does not have any outstanding contracts or commitments with officers, employees, agents, consultants, affiliates, or representatives that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

                  3.1.23 Contracts In Effect. With respect to any contracts, agreements, commitments and leases of the Company (all of which are listed in Schedule 3.1.23 (the "Contracts")):

                  (a) Such Seller and the Company do not have any knowledge that any of such Contracts is not a valid and binding agreement of any other party thereto;

                  (b) Such Seller and the Company have no reason to believe that all of the material obligations under the Contracts which remain to be performed after the date hereof cannot be performed when due; and

                  (c) There has not occurred a material default under any Contract on the part of the Company which has not been waived by all appropriate parties or cured within any applicable grace period; such Seller and the Company do not have any knowledge that a default under any Contract on the part of any other party thereto has occurred; and such Seller and the Company do not have any knowledge that an event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default under any of the Contracts by any party.

                  3.1.24 Certain Environmental Matters. The Company has not disposed of any hazardous or toxic wastes, either at the real property leased by it or any location where it transacts Business, including, but not limited to, the Facility (as described on Schedule 3.1.24); to the Company's and such Seller's knowledge, there is no material or friable asbestos or asbestos containing material (ACM) at the Facility; there are no underground storage tanks at the Facility, and the Company has not received any written notice from the Environmental Protection Agency ("EPA") of the US., the State of Alabama or from any other county or local environmental agency alleging that it is in violation of any applicable environmental law, statute, or regulation or for the purposes of engaging in an inspection of any such premises. Moreover, neither the Company nor such Seller is aware of any facts or circumstances which could reasonably be likely to lead to any actions, suits, proceedings, investigations or claims being instituted against the Company in respect of any Environmental Law by any Federal, state or local authority. "Environmental law" shall be construed broadly and shall mean and include all statutes, regulations or rules promulgated by any environmental authority having jurisdiction over the premises or the operations thereon and shall include, without limitation, all laws relating to air emissions or permits, the use, storage or disposal of hazardous and toxic substances, the discharge or treatment of effluents and/or storm water,

CERCLA, SARA, NPDES, RCRA, etc. Toxic and hazardous waste shall mean all substances defined as hazardous or toxic by any environmental authority having jurisdiction over the premises and the operations thereon.

                  3.1.25 Indebtedness to and from Officers, Employees, Directors and Shareholders. Except as listed in Schedule 3.1.25 attached hereto, the Company is not indebted to any person who is an officer, employee, director, or shareholder of the Company, or any affiliate thereof, in any amount whatsoever other than for salaries for services rendered since the start of such person's current pay period and for reimbursable business expenses, nor is any such officer, director, or shareholder of the Company indebted to the Company except for advances made in the ordinary course of business to meet anticipated reimbursable business expenses to be incurred.

                  3.1.26 Bank Accounts. Schedule 3.1.26 attached hereto sets forth a true and correct list of all bank accounts, safe deposit boxes, and bank vault arrangements maintained by the Company, the authorized signatories thereon and the maximum amounts which such signatories may withdraw from said bank accounts in any single transaction.

                  3.1.27 All Assets and Liabilities. Except as otherwise specifically set forth herein, the Company owns all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all easements necessary to permit it to carry on the Business as presently conducted. The Company has no (and the Purchaser is not assuming) liabilities or obligations except those set forth on the Closing Balance Sheet accepted by Purchaser.

                  3.1.28 Joint Venture and Other Relevant Shareholder Agreements. As of Closing, the following agreements will be terminated: (1) Joint Venture Agreement by and between Replico and Enviroq Resin Development, Inc., dated January 30, 1991; (ii) the Assignment and Assumption Agreement by and between Replico and the Company, dated March 25, 1992, and (iii) the Stockholder Agreement by and between Replico, Enviroq and the Company dated March 25, 1992.

                  3.1.29 Terminated Japanese License Agreements. The Company and such Seller warrant and represent that neither Toa Grout Kogyo Company, LTD. or Mitsui Toatsu Chemicals, Inc. directly or indirectly, will compete with the Company, except in Japan.

                  3.1.30 No Omissions. There is no fact peculiar to the Company, its assets or business which such Seller and the Company have not disclosed to Purchaser in writing which materially adversely affects nor, so far as such Seller can now foresee, will materially adversely affect the Company. No statement of fact including the representations and warranties of Sellers and the Company contained in this Agreement or in any document delivered pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading.

         3.2 Representation and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows.

                  3.2.1 Authority. Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. Purchaser has full right, power, and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements to be executed by Purchaser in connection herewith have been (or upon execution will have been) duly executed and delivered by Purchaser, have been effectively authorized by all necessary action, corporate or otherwise, and constitute (or upon execution will constitute) legal, valid, and binding obligations of Purchaser.

                  3.2.2 Agreement Not to Breach Other Instrument. The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any judgment, decree, order or award of any court, governmental body, or arbitrator, or, to the best of Purchaser's knowledge, any law, rule, or regulation applicable to Purchaser.

                  3.2.3 Regulation Approval. No consent, approval, authorization or order of any governmental agency or body or other third party is required for the consummation of the transactions contemplated by Purchaser pursuant to this Agreement.

                  3.2.4 Corporate Purchase. If this Agreement is assigned to a corporation or another entity by Purchaser (which Sellers hereby consent to), such corporation or other entity shall be duly organized, validly existing and in good standing under the laws of its state of organization. It shall have full corporate power to carry on its business and shall be entitled to own, lease, or operate the properties and assets it owns, leases, or operates. It shall be qualified to do business and be in good standing in each jurisdiction in which its failure so to qualify could have a material adverse affect on its financial condition or business.

                  3.2.5 Litigation. There is no lawsuit, legal action or other proceeding pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser, nor is Purchaser subject to any judgment, decree or order entered in any lawsuit or other proceeding brought against it, that would in any way interfere with Purchaser's ability to perform this Agreement.

                  3.2.6 No Omissions. No statement of fact including the representations and warranties of Purchaser contained in this Agreement or in any document delivered pursuant hereto contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it made, not misleading.

         3.3 Finders. Purchaser and Sellers each represent and warrant that they have not taken any action that directly or indirectly would obligate the other to anyone acting as a broker, finder, financial advisor or anyone in any similar capacity in connection with this Agreement or any of the transactions contemplated hereby. Sellers have engaged Dennis Lanahan of Corporate Finance Associates, 10151 Deerwood Park Boulevard, Jacksonville, Florida 32256 ("Broker"), as broker for the sale of the Stock of the Company, and Sellers shall be solely responsible for the payment of any fees or expenses due said Broker, including any amounts, which may become due from the Company to Broker.

                       ARTICLE IV. PRE-CLOSING AGREEMENTS

         4.1 Negative Covenants of the Company. Between the date hereof and Closing, unless otherwise provided herein, the Company will not, and Sellers will not, on behalf of themselves or the Company, without the written consent of
Purchaser:

                  (a) sell or otherwise dispose of any of the Company's assets, other than inventory, in the ordinary course of business;

                  (b) order or purchase any property other than supplies and materials in the ordinary course of business;

                  (c) make any commitment to extend any credit or advance any funds, or make any commitment or incur any obligation to borrow funds from any source except in respect of obligations of the Company incurred in the ordinary course of business;

                  (d) change the Articles of Incorporation or Bylaws of the Company, except as may be necessary to conform with the requirements of this Agreement; or increase the rate of compensation payable by the Company to any officer or employee or pay any bonus or similar payment to any officer or employee;

                  (e) convey, transfer, issue or sell or enter into any agreement to convey, transfer, issue or sell any additional capital stock or other securities of the Company;

                  (f) take any act or fall to take any act which would cause a representation or warranty contained herein to be untrue; or

                  (g) make any commitment or agreement to do any of the foregoing, other than enter into license agreements with respect to the Company's intangible personal property which are entered into in the ordinary course of business and which shall be listed on an updated
         Schedule 3.1.12(ii) to be delivered at Closing.

         4.2 Operations Prior to Closing Date between the date hereof and Closing, Sellers and the Company will:

                  (a) provide Purchaser, at Purchaser's expense, with full access, during the Company's normal business hours to all properties, books and records and employee(s) of or relating to Company as Purchaser may reasonably request;

                  (b) cause the Company to operate, maintain and manage its business and assets in the ordinary course of business; and

                  (c) keep the business organization of the Company intact, the services of the Company's officers, and employees available, both insofar as practicable and preserve the goodwill of all persons and entities having business relations with the Company on a best efforts basis.

                  (d) identify on Schedule 4.2 all individuals and entities who were involved in, or who have knowledge of, the research, development, production, mixture and formulas of the spray-applied resinous materials that the Company sells and licenses as part of its Business.

         4.3 Conditions Precedent to Seller's Obligations. The following shall be conditions precedent to Sellers' obligations to consummate the transactions contemplated hereunder, each of which may be waived by Seller in writing:

                  (a) that the Article III representations and warranties of Purchaser shall be true and correct in all material respects at Closing and a certificate to that effect shall have been delivered by Purchaser at Closing;

                  (b) the terms, conditions and covenants to be complied with and performed by Purchaser at or before Closing shall have been complied with or performed in all material respects and a certificate to that effect shall have been delivered by Purchaser at Closing; and

                  (c) that Purchaser, Sellers and The Company shall have executed and delivered the Related Agreements (as defined in Section
         6.4 below) to which each is a party in the forms attached hereto.

         4.4 Conditions Precedent to Purchaser's Obligations. The following shall be conditions precedent to Purchaser's obligations to consummate the transactions contemplated hereunder, each of which may be waived by Purchaser in writing:

                  (a) that the Article III representations and warranties of Sellers shall be true and correct in all material respects at Closing and a certificate to such effect shall have been delivered by Sellers at Closing,

                  (b) the terms, conditions and covenants to be complied with and performed by Sellers at or before Closing shall have been complied with or performed in all material respects and a certificate to such effect shall have been delivered by Sellers at Closing;

                  (c) that Purchaser, Sellers and the Company shall have executed and delivered the Related Agreements (as defined in Section
         6.4 below) to which each is a party in the forms attached hereto;

                  (d) that Purchaser, on behalf of the Company, shall have negotiated and entered into employment agreements with such current employees of the Company (including, but not limited to, William B. Belle, Richard Allred and Anthony E. Palmer) as the Purchaser, in its sole discretion, deems reasonably necessary to the continuation of the Company, upon such terms and conditions as the Purchaser shall deem reasonably acceptable, including, without limitation, provisions regarding (i) a salary, subject to annual increases and bonus amounts (as agreed and set forth in the employment agreement), (ii) termination upon death or disability of the employee and granting the Company a right to terminate for "cause" (to be defined in the employment agreement), and (iii) non-competition covenants;

                  (e) prior to Closing, Purchaser shall have obtained for itself and the Company a financing commitment or commitments for financing Purchaser's purchase of the Stock, the payoff of the Guarantied Indebtedness, and the operations of the Company, all upon terms and conditions reasonably acceptable to Purchaser;

                  (f) that Purchaser shall have conducted (at Purchaser's expense) all reasonable due diligence of the Company to be undertaken by Purchaser and his counsel and auditors, and such due diligence shall not have disclosed any event, condition or state of facts that would be reasonable likely to have a material adverse effect on the Company;

                  (g) that Sellers, and all other parties listed on any schedules to this Agreement as having any right to any property of the Company, intangible or tangible, real or personal, or mixed, will have assigned to the Company all of their and their affiliates' fight, title and interest in and to said property, all to Purchaser's reasonable satisfaction;

                  (h) that Sellers shall have delivered to Purchaser an unaudited balance sheet and income statement of the Company dated as of the Closing Date, which financial statements must be in accordance with
         Section 3.1.6 above;

                  (i) That neither the Business nor the Company's assets shall have been materially and adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, change of utility or rail service, any action of a government agency or a subdivision thereof, flood, riot, civil disturbance, uprising, acting of armed forces, act of God or any other force majeure cause; and

                  (j) that there shall not have been and there shall not reasonably be anticipated any material adverse change in the Business, financial condition or operations, customers or prospects, of the Company.

                  (k) that Sellers, on behalf of the Company, shall have negotiated and entered into a Non-Competition and Confidentiality Agreement with William Long, Donald Hedges, Richard Shiffler and Intrepid Capital Corporation, all on terms and conditions acceptable to Purchaser.

                               ARTICLE V. CLOSING

         5.1 The Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place on or before October 17, 2001, but in all events no later than October 31, 2001, at the Facility effective as of the opening of business on such date (the "Closing Date"), or at such other date, time or place as the parties may mutually agree.

         5.2. Sellers' Obligation's. At the Closing, Sellers shall deliver the following to Purchaser, all in form and substance reasonably satisfactory to
Purchaser:

                  (a) certificates duly endorsed to Purchaser for all of the Stock, together with duly endorsed stock powers;

                  (b) resignations of all officers and directors of The Company, except those retained by Purchaser as set forth in Section 4.4
         (e);

                  (c) the original and current corporate minute book, stock records, and corporate seal of The Company,

                  (d) the original and current insurance policies for The Company as described on Schedule 3.1.16 attached hereto;

                  (e) a legal opinion from Rogers & Hardin LLP, in form and substance reasonably satisfactory to Purchaser as to the matters set forth in Article III.

                  (f) such other instruments of transfer as shall be appropriate, dated as of Closing, conveying and transferring the Stock to Purchaser;

                  (g) any necessary consents to the contemplated transfers, all in accordance with and as provided in this Agreement;

                  (h)      certificates as required by Sections 4.4(a) and (b);

                  (i) execution and delivery to Purchaser and the Company of the Related Agreements; and

                  (j) resolutions of Sellers' Boards of Directors and shareholders, certified by Sellers' corporate secretaries as being in full force and effect and in compliance with the Sellers' Articles of Incorporation and Code of Regulations (or equivalent charter document), evidencing that this Agreement and the transactions contemplated hereunder are the duly authorized corporate actions of Sellers.

                  (k) an Employee Acknowledgement from each current employee of the Company in substantially the Form attached hereto as
         Schedule 5.2 (k)

         5.3 Purchaser's Obligations. At the Closing, Purchaser shall pay the purchase price for the Stock as provided in Section 2.1, including the execution and delivery of the Seller Notes and delivery of immediately available funds to the accounts of Sellers. Purchaser shall further deliver the following to Sellers, all in form and substance reasonably satisfactory to Sellers:

                  (a) resolutions of Purchaser's Board of Directors, certified by Purchaser's corporate secretary as being in full force and effect and in compliance with the Purchasers Articles of Incorporation and Code of Regulations (or equivalent charter document), evidencing that this Agreement and the transactions contemplated hereunder are the duly authorized corporate actions of Purchaser;

                  (b)      execution and delivery to Sellers of the Related
         Agreements;

                  (c)      certificates as required by Sections 43(a) and (b);

                  (d) a legal opinion of Brennan, Manna & Diamond, LLC in form and substance reasonably satisfactory to Sellers as to matters set forth in Article III; and

                  (e)      the Enviroq Note (as hereafter defined).

         5.4 Conversion of Enviroq Intercompany Payable to Note Payable. The amount of intercompany debt owed to Enviroq Corporation by the Company at Closing shall be converted to an unsecured note payable (the "Enviroq Note") in the form of Schedule 5.4 at Closing. The Enviroq Note shall not exceed One Hundred Ninety Five Thousand and No/100 Dollars ($195,000), regardless of the amount set forth as such on the Closing Balance Sheet. Any excess shall be forgiven as part of the consideration for the purchase of the Stock herein, and Enviroq shall execute a document reasonably acceptable to Purchaser acknowledging said agreement. The Enviroq Note shall be evidenced by a Promissory Note from the Company to Enviroq which the principal shall be payable in one lump sum on the 5th anniversary of Closing; but accruing interest at a fixed rate of seven percent (7%) per annum, payable annually commencing on the 1st anniversary of Closing and continuing each anniversary of Closing thereafter. The Enviroq Note may be prepaid at any time without penalty and shall be subordinate to (i) all debt senior to the Seller Notes and (ii) the Seller Notes.

                              ARTICLE VI, COVENANTS

         6.1      Indemnification.

                  (a) From and after the Closing Date, Sellers shall, severally and not jointly, defend, indemnify and save Purchaser harmless from and against any and all damages, losses, lawsuits, liabilities and claims, and costs and expenses (including reasonable attorney's fees) incurred in connection therewith (collectively, the "Losses"), resulting from or arising Out of (i) any material breach of any agreement, covenant or obligation of Sellers contained herein or in any document or instrument delivered pursuant thereto, (ii) any breach of any representation or warranty of Sellers contained at said Sections
         3.1.1 through 3.1.28 and (iii) my material misrepresentation contained in any statement or certificate furnished by Sellers pursuant to this Agreement,

                  (b) From and after the Closing Date, Purchaser shall defend, indemnify and save Sellers harmless from and against any and all Losses resulting from or arising out of (i) any material breach of any agreement, covenant or obligation of Purchaser contained herein or in any document or instrument delivered pursuant hereto, (ii) any material breach of any representation or warranty of Purchaser contained at said Sections 3.2.1 through 3.2.6 herein, or (iii) any material misrepresentation contained in any statement furnished by Purchaser pursuant to this Agreement.

                  (c) Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought hereunder, Purchaser and Sellers, as applicable (the "First Party"), will notify the other party (the "Second Party) of such litigation and the Second Party shall undertake the defense of the First Party. The First Party may monitor any such matter at its own expense. Similar prompt notice will be given in the case of a party's (i) receipt of any other claim or (ii) actual recognition of a set of facts which might reasonably be thought to result in a request for indemnification. If the Second Party refuses to undertake to indemnify the First Party for any matter within the scope of the Second Party's indemnification under this Section 6.1 and for which notice was given, all decisions concerning compromise and settlement shall be reasonably made by the First Party for the account of the Second Party.

                  (d) The indemnity obligations hereunder shall survive for the following periods:

                           (i) as it relates to any tax and environmental related matters for the relevant statute of limitations governing the same;

                           (ii) as to title of any real and/or personal property, whether tangible or intangible, indefinitely; and
                  (iii) for all other matters, two (2) years from the date of closing.

                           (iii) for all other matters, two (2) years from the date of closing.

                  (e) Notwithstanding anything to the contrary herein, (i) no party hereto shall have any liability with respect to any Losses under this Section 6.1 until the total of all such Losses exceeds $25,000.00, in which event such indemnifying party shall be obligated to indemnify only for Losses in excess of such amount, and (ii) in no event shall the aggregate liability under this Section 6.1 exceed the Purchase Price.

                  (f) In case any event shall occur which would otherwise entitle a party hereto to assert a claim for indemnification, no Losses shall be deemed to have been sustained by such party to the extent of
         (a) any tax savings realized by such party with respect thereto, or (b) any proceeds received by such party from any insurance policies with respect thereto, unless there may be an offsetting subrogation which would nullify any such coverage.

         6.2 Use of the Company Name. On and after Closing, Sellers shall not, directly or indirectly, voluntarily or involuntarily, use or make available the use of the names "Sprayroq," "SprayWall," or "SprayShield" as a trademark, service mark, business name or corporate name, or any other use of the names in business. Use of such names shall solely be an asset of Company.

         6.3 Records. The parties recognize that Sellers and their respective accountants and attorneys may require access to and copies of certain of the Company's records after Closing. Accordingly, Sellers and their respective attorneys and accountants shall have reasonable access to the Company's business records during ordinary business hours upon reasonable notice to Purchaser. Sellers and their respective attorneys and accountants shall further be entitled to make copies of such records at their expense so long as they agree to keep any nonpublic information therein confidential excepting such disclosures as are required by law. Purchaser may, however, destroy any business records of The Company in accordance with generally accepted accounting and record retention policies.

         6.4 Related Agreements. The parties agree that certain arrangements relating to the purchase and sale of the Stock as contemplated by this Agreement are contained in the following, each of which will be executed and delivered by the parties thereto on or before the Closing Date (the "Related Agreements"):

                  (a) "Non-Competition and Confidentiality Agreement" means those non-competition and confidentiality agreement by and between Sellers and the Company, and the Company and William Long, all on terms and conditions acceptable to the Company.

                  (b) "Employment Agreement(s)" means that or those employment agreement(s) between the Company and one of more of its current employees as required by Purchase pursuant to Section 4.4(d) hereof, and

                    ARTICLE VII, TERMINATION AND ABANDONMENT

         7.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a)      by mutual consent of Purchaser and Seller; or

         (b)      by either Purchaser or Sellers:

                  (i) if a court of competent jurisdiction or governmental authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (ii) If the Closing shall not have occurred on or before November 1, 2001, provided that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                            (c) by Purchaser if any material condition in
                                Section 4.4 becomes impossible of performance or has not been satisfied in full or previously waived by Purchaser in writing at or prior to the Closing Date; and

                            (d) by Sellers if any material condition in Section
                                4.3 becomes impossible of performance or has not been satisfied in full or previously waived by Sellers in writing at or prior to the Closing Date.

         7.2 Procedure. and Effect of Termination. In the event of the termination and abandonment of the transactions contemplated hereby pursuant to
Section 7.1, written notice thereof shall forthwith be given to the other party to this Agreement, and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination.

                           ARTICLE VIII. MISCELLANEOUS

         8.1 Notice. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or telecopied, one (1) business day after being sent by an overnight express service such as Federal Express, fee prepaid, or three (3) business days after being mailed by certified first class mail, return receipt requested, postage prepaid, and in each case addressed:

         If to Sellers to: Enviroq Corporation
                           c/o Intrepid Capital Corporation
                           3652 South Third Street
                           Suite 200
                           Jacksonville Beach, Florida 32250
                           Attn: Forrest Travis, President
                           Telecopier: (904) 246-3533


         With a copy to:   Rogers & Hardin LLP
                           2700 International Tower, Peachtree Center
                           229 Peachtree Street, N.E.
                           Atlanta, Georgia 30303
                           Attn: Steven E. Fox, Esq.
                           Telecopier: (404) 525-2224

         If to Purchaser to:        Sprayroq of Ohio, Inc.
                                    75 East Market Street
                                    Akron, Ohio 44308
                                    Attn: Anthony S. Manna, Chairman
                                    Telecopier: (330) 762-8533

         With a copy to:            Brennan, Manna & Diamond, LLC
                                    75 East Market Street
                                    Akron, Ohio 44308
                                    Attn: Lee S. Walko, Esq.
                                    Telecopier: (330) 253-1977

         8.2 Waivers. Any waiver by Sellers or Purchaser of any breach of or failure to comply with arty provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement. This Agreement may not be amended or terminated orally but only by an instrument in writing duly executed by the parties hereto.

         8.3 Complete, Agreement. Except as set forth in any contemporaneous written instruments signed by each of the parties hereto, this Agreement sets forth the entire understanding of the parties hereto and supersedes all prior and contemporaneous agreements, arrangements, communications, representations or warranties, whether oral or written (except any that might be contained in the Related Agreements, the Seller Notes and the Enviroq Note), by any officer, employee or representative of any party. Any term or provision of this Agreement which is determined to be unenforceable or invalid shall be limited and the remainder of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

         8.4 Expenses. Except as otherwise provided in this Agreement, each party shall bear and pay its own expenses and taxes incurred in connection with the transactions referred to in this Agreement.

         8.5 Exhibits and Schedules. The Exhibits and Schedules attached hereto and referred to herein are a part of this Agreement for all purposes and shall be attached prior to Closing in a form acceptable to Purchaser.

         8.6 Publicity. Prior to closing, any public announcements with respect hereto or the transactions contemplated hereby shall be made at such time and in such manner as Sellers and Purchaser shall mutually agree. Notwithstanding the foregoing, the parties hereto acknowledge and agree that they or their affiliates may, without the others' prior consent, issue such statements as may be required by applicable law, in which case the issuing party shall consult with the other parties hereto upon the nature, content and form of such press release or public statement.

         8.7 Further Assurance. After Closing, Sellers shall from time to time, at Purchaser's request, execute and deliver such other instruments of conveyance and transfer and take such other action as Purchaser shall reasonably request so as to more effectively convey and transfer the Stock to Purchaser and convey and transfer all intangible personal property to the Company.

         8.8 Assignment. Neither Purchaser nor Sellers may assign this Agreement without the written consent of the other party; provided, however, Purchaser may assign this Agreement to one or more of its affiliates without said consent. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.9 Survival. This Agreement and the parties' agreements, covenants, warranties, representations, obligations and liabilities hereunder shall survive the Closing based upon the following schedule

                  (i) as it relates to any tax and environmental related matters for the relevant statute of limitations governing the same;

                  (ii) as to title of any real and/or personal property, whether tangible or intangible, indefinitely; and

                  (iii) for all other matters, two (2) years from the (late of closing

         8.10 Delivery of Property Received after Closing. From and after the Closing, Sellers shall promptly transfer and deliver to Purchaser, from time to time, any cash or other property which Sellers may receive which belongs to the Company.

         8.11 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The parties specifically acknowledge that Purchaser may assign this Agreement. The foregoing notwithstanding, Sellers shall have no right to assign this Agreement.

         8.12 Governing law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with Ohio law.

         8.13 Sellers' Knowledge. "To such Seller's knowledge" or words of like import shall mean to such party's knowledge, information and belief after a reasonable inquiry that, in the case of Sellers, should include reasonable inquiry of appropriate personnel of the Company.

         8.14 No Presumption. The parties acknowledge and agree that this Agreement was jointly prepared and that there shall be no presumption of construction against either party as the drafter of this Agreement.

         8.15 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but which shall constitute one and the same instrument. Signatures via Facsimile shall be deemed original signatures. It shall not be necessary for every party to sip each counterpart but only that each party shall sign at least one such counterpart.

         8.16 Duties-of-Sellers. All agreements, representations, warranties, covenants, obligations and liabilities of Sellers contained or referenced in this Agreement and/or the Related Agreements, except for the Accounts Receivable guaranty set forth in Section 2.6, are several and not joint.


              (Signatures intentionally appear on following page.)

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their respective duly authorized officers, effective as of the date first above written.

                                    SELLERS:

                                    Enviroq  Corporation


                                    By /s/ William J. Long
                                        ----------------------------
                                    Its: President
                                        ----------------------------


                                    Replico Development Company, Inc.


                                    By: Donald W. Hedges
                                        ----------------------------
                                    Its: CEO
                                        ----------------------------

                                    PURCHASER,

                                    Sprayroq of Ohio, Inc.

                                    By /s/ Kenneth J. Krismanth
                                        ----------------------------
                                    Its: President
                                        ----------------------------

                                 SCHEDULE 2.1(A

THE INDEBTEDNESS AND LIENS CREATED HEREUNDER AND ALL EXTENSIONS, RENEWALS, REPLACEMENTS AND MODIFICATIONS THEREOF ARE SUBORDINATE TO THE INDEBTEDNESS AND LIENS OF WESTFIELD BANK, FSB, DESCRIBED IN A SUBORDINATION AGREEMENT DATED OCTOBER 30, 2001, BY AND BETWEEN ENVIROQ CORPORATION, REPLICO DEVELOPMENT COMPANY, INC., AND SPRAYROQ OF OHIO, INC.

SUBORDINATED PROMISSORY NOTE

$150,000                                             Jacksonville Beach, Florida
                                                                October 30, 2001

         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, SPRAYROQ OF OHIO, INC., an Ohio corporation ("Borrower"), hereby promises to pay to the order of Replico Development Company, Inc., a Pennsylvania corporation ("Payee"), at 538 Whitford Hills Road, Exton, Pennsylvania 19341, the sum of One Hundred Fifty Thousand Dollars ($150,000) plus interest from the date hereof on the unpaid principal balance hereof from time to time outstanding at a rate of interest equal to seven percent (7%) per annum, computed annually.

         Interest hereon shall be payable annually commencing November 1, 2002, and shall be payable each November 1st thereafter until this Subordinated Promissory Note is paid in full. The principal hereof shall be paid in one lump sum on November 1, 2006, except that Payee shall be entitled to an advanced payment of principal equal to twenty five percent (25%) of the "Calculated Amount" as defined and set forth below which is based upon the annual, incremental and collected "net sales" of the Borrower in excess of Two Million Dollars ($2,000,000) for the immediately preceding year, commencing with November 1, 2002, and for each twelve month period thereafter ending on November 1, 2006. Borrower's "net sales" shall be defined as collected gross sales less any taxes, shipping charges, discounts and returns.

Net Sales for Current Year Ending on said                      Calculated Amount:
Anniversary                                                    Percentage of Incremental Sales
-----------------------------------------                      -------------------------------
First $100,000 over $2,000,000                                 3% of increment
From $100,000 to $200,000 over $2,000,000                      4% of increment
From $200,000 to $300,000 over $2,000,000                      5% of increment
From $300,000 to $400,000 over $2,000,000                      6% of increment
From $400,000 to $500,000 over $2,000,000                      7% of increment
From $500,000 to $600,000 over $2,000,000                      8% of increment
From $600,000 to $700,000 over $2,000,000                      9% of increment
$700,000 or more over $2,000,000                               10% of increment

         For example, assume annual, incremental and collected net sales for a current year, as set forth, herein equal Two Million Five Hundred Thousand Dollars ($2,500,000), then the Calculated Amount shall be Twenty Five Thousand Dollars ($25,000) for that year.

         Borrower shall deliver to Payee within Forty-Five (45) days after the end of each calendar quarter beginning with the calendar quarter ending December 31, 2001, an unaudited balance sheet of Borrower as of the end of such quarter and unaudited statements of operations and of cash flows of the Borrower for such quarter and for the current fiscal year to the end of such quarter, signed by the Borrower's chief financial officer or other officer acting in a similar capacity.

         In any event, all outstanding principal and accrued but unpaid interest hereof shall be due and payable on or before November 1, 2006. Payments hereunder shall be considered timely made hereunder if received no later than the fifth day following the due date.

         This Subordinated Promissory Note may be prepaid from time to time, in whole or in part, without penalty or premium.

         Anything in this Subordinated Promissory Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Promissory Note, including both principal and interest, shall be subordinate and junior to all indebtedness of the Borrower and the Borrower's subsidiary, Sprayroq, Inc., a Florida corporation ("Sprayroq"), for the payment of the purchase price of the capital stock of Sprayroq and Sprayroq's reasonable working capital purposes (except such indebtedness of the Borrower or Sprayroq which, by its terms, is subordinate or junior in any respect to the indebtedness evidenced hereby), whether outstanding at the date hereof or incurred after the date hereof. Such indebtedness of the Borrower and Sprayroq to which this Subordinated Promissory
Note is subordinate or junior is collectively referred to as "Senior Debt." Payees shall execute such documents as said Senior Debt holders may reasonably require to evidence this subordination.

         The obligation evidenced by this Subordinated Promissory Note is secured by a Security Agreement of even date herewith executed by Sprayroq in favor of Payees (the "Security Agreement"). Reference is made to the Security Agreement for a description of the collateral, the nature and extent of the security, and the rights and obligations of the Borrower, Sprayroq, the Payees, and any holder in respect of such security.

         The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Borrower shall fail to pay any principal of or interest on this Subordinated Promissory Note within ten (10) calendar days after its scheduled due date; (ii) Borrower shall violate any representation, warranty, covenant or agreement set forth in this Subordinated Promissory Note or that certain Stock Purchase Agreement dated as of September 19, 2001, to which this Subordinated Promissory Note is attached as an exhibit (other than payment when due of principal or interest on this Subordinated Promissory Note), and

Borrower shall fail to cure such violation within ten (10) calendar days after written notice thereof from Payee; or (iii) Borrower shall make a general assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition a court for the appointment of any receiver or trustee for Borrower or any substantial part of its property, commence any proceeding relating to Borrower under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there shall be commenced against Borrower any such proceeding which remains undismissed for thirty (30) calendar days, or Borrower by any act shall indicate consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or shall suffer any such receivership or trusteeship to continue undischarged for thirty (30) calendar days. If an Event of Default occurs and is continuing, then, at Payee's option, Payee may declare the entire principal amount outstanding hereunder, together with interest thereon, immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Borrower or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee. Borrower waives demand, presentment, protest, notice of protest and notice of dishonor.

         If this Subordinated Promissory Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Borrower hereby agrees to pay all expenses incurred reasonably by the Payee of this Subordinated Promissory Note, including, without limitation, attorneys' fees, all of which shall become a part of the principal hereof.

         Each provision of this Subordinated Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Promissory Note.

         This Subordinated Promissory Note shall be binding upon and inure to the benefit of Borrower and Payee and their respective successors and assigns. Notwithstanding the foregoing, no assignment of this Subordinated Promissory Note shall be permitted hereunder without the prior written consent of the non-assigning party.

         Any provision of this Subordinated Promissory Note may be amended, waived or modified only upon the written consent of Borrower and Payee.

         This Subordinated Promissory Note may be transferred, negotiated and assigned with the prior consent of Borrower, which shall not be unreasonably withheld or delayed; provided, however, that any right of Borrower to set-off, counterclaim and deduction that Borrower may have against Payee shall transfer, be assigned and be valid against any subsequent holder.

         This Subordinated Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida.

                                       SPRAYROQ OF OHIO, INC.

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                SCHEDULE 2.1(B)

  THE INDEBTEDNESS AND LIENS CREATED HEREUNDER AND ALL EXTENSIONS, RENEWALS, REPLACEMENTS AND MODIFICATIONS THEREOF ARE SUBORDINATE TO THE INDEBTEDNESS AND LIENS OF WESTFIELD BANK, FSB, DESCRIBED IN A SUBORDINATION AGREEMENT DATED OCTOBER 30, 2001, BY AND BETWEEN ENVIROQ CORPORATION, REPLICO DEVELOPMENT COMPANY, INC., AND SPRAYROQ OF OHIO, INC.

                          SUBORDINATED PROMISSORY NOTE

$150,000                                            Jacksonville Beach, Florida
                                                               October 30, 2001

         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, SPRAYROQ OF OHIO, INC., an Ohio corporation ("Borrower"), hereby promises to pay to the order of Enviroq Corporation, a Florida corporation ("Payee"), at 3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250, the sum of One Hundred Fifty Thousand Dollars ($150,000) plus interest from the date hereof on the unpaid principal balance hereof from time to time outstanding at a rate of interest equal to seven percent (7%) per annum, computed annually.

         Interest hereon shall be payable annually commencing November 1, 2002, and shall be payable each November 1st thereafter until this Subordinated Promissory Note is paid in full. The principal hereof shall be paid in one lump sum on November 1, 2006, except that Payee shall be entitled to an advanced payment of principal equal to twenty five percent (25%) of the Calculated Amount set forth below which is based upon the annual, incremental and collected "net sales" of the Borrower in excess of Two Million Dollars ($2,000,000) for the immediately preceding year, commencing with November 1, 2002, and for each twelve month period thereafter ending on November 1, 2006. Borrower's "net sales" shall be defined as collected gross sales less any taxes, shipping charges, discounts and returns.

Net Sales for Current Year Ending on said                      Calculated Amount:
Anniversary                                                    Percentage of Incremental Sales
First $100,000 over $2,000,000                                 3% of increment
From $100,000 to $200,000 over $2,000,000                      4% of increment
From $200,000 to $300,000 over $2,000,000                      5% of increment
From $300,000 to $400,000 over $2,000,000                      6% of increment
From $400,000 to $500,000 over $2,000,000                      7% of increment
From $500,000 to $600,000 over $2,000,000                      8% of increment
From $600,000 to $700,000 over $2,000,000                      9% of increment
$700,000 or more over $2,000,000                               10% of increment

         For example, assume annual, incremental and collected net sales for a current year, as set forth, herein equal Two Million Five Hundred Thousand Dollars ($2,500,000), then the Calculated Amount shall be Twenty Five Thousand Dollars ($25,000) for that year.

         Borrower shall deliver to Payee within Forty-Five (45) days after the end of each calendar quarter beginning with the calendar quarter ended December 31, 2001, and unaudited balance sheet of Borrower as of the end of such quarter and unaudited statements of operations and of cash flows of the Borrower for such quarter and for the current fiscal year to the end of such quarter, signed by the Borrower's chief financial officer or other officer acting in a similar capacity.

         In any event, all outstanding principal and accrued but unpaid interest hereof shall be due and payable on or before November 1, 2006. Payments hereunder shall be considered timely made hereunder if received no later than the fifth day following the due date.

         This Subordinated Promissory Note may be prepaid from time to time, in whole or in part, without penalty or premium.

         Anything in this Subordinated Promissory Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Promissory Note, including both principal and interest, shall be subordinate and junior to all indebtedness of the Borrower and the Borrower's subsidiary, Sprayroq, Inc., a Florida corporation ("Sprayroq"), for the payment of the purchase price of the capital stock of Sprayroq and Sprayroq's reasonable working capital purposes (except such indebtedness of the Borrower or Sprayroq which, by its terms, is subordinate or junior in any respect to the indebtedness evidenced hereby), whether outstanding at the date hereof or incurred after the date hereof. Such indebtedness of the Borrower and Sprayroq to which this Subordinated Promissory Note is subordinate or junior is collectively referred to as "Senior Debt." Payees shall execute such documents as said Senior Debt holders may reasonably require to evidence this subordination.

         The obligation evidenced by this Subordinated Promissory Note is secured by a Security Agreement of even date herewith executed by Sprayroq in favor of Payees (the "Security Agreement"). Reference is made to the Security Agreement for a description of the collateral, the nature and extent of the security, and the rights and obligations of the Borrower, Sprayroq, the Payees, and any holder in respect of such security.

         The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Borrower shall fail to pay any principal of or interest on this Subordinated Promissory Note within ten (10) calendar days after its scheduled due date; (ii) Borrower shall violate any representation, warranty, covenant or agreement set forth in this Subordinated Promissory Note or that certain Stock Purchase Agreement dated as of September 19, 2001, to which this Subordinated Promissory Note is attached as an exhibit (other than payment when due of principal or interest on this Subordinated Promissory
Note), and Borrower shall fail to cure such violation within ten (10) calendar days after written notice thereof from Payee; or (iii) Borrower shall make a general assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition a court for the appointment of any receiver or trustee for Borrower or any substantial part of its property, commence any proceeding relating to Borrower under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there shall be commenced against Borrower any such proceeding which remains undismissed for thirty (30) calendar days, or Borrower by any act shall indicate consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or shall suffer any such receivership or trusteeship to continue undischarged for thirty (30) calendar days. If an Event of Default occurs and is continuing, then, at Payee's option, Payee may declare the entire principal amount outstanding hereunder, together with interest thereon, immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Borrower or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee. Borrower waives demand, presentment, protest, notice of protest and notice of dishonor.

         If this Subordinated Promissory Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Borrower hereby agrees to pay all expenses incurred reasonably by the Payee of this Subordinated Promissory Note, including, without limitation, attorneys' fees, all of which shall become a part of the principal hereof.

         Each provision of this Subordinated Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Promissory Note.

         This Subordinated Promissory Note shall be binding upon and inure to the benefit of Borrower and Payee and their respective successors and assigns. Notwithstanding the foregoing, no assignment of this Subordinated Promissory Note shall be permitted hereunder without the prior written consent of the non-assigning party.

         Any provision of this Subordinated Promissory Note may be amended, waived or modified only upon the written consent of Borrower and Payee.

         This Subordinated Promissory Note may be transferred, negotiated and assigned with the prior consent of Borrower, which shall not be unreasonably withheld or delayed; provided, however, that (i) Payee may transfer and assign this Subordinated Promissory Note to its parent, Intrepid Capital Corporation, without such prior consent of Borrower, and (ii) that any right of Borrower to set-off, counterclaim and deduction that Borrower may have against Payee shall transfer, be assigned and be valid against any subsequent holder.

         This Subordinated Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida.


                                    SPRAYROQ OF OHIO, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                  SCHEDULE 2.2

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is entered into on the     day of
October, 2001, between Sprayroq, Inc., a Florida corporation (the "Company"), 4707 Alton Court, Birmingham, Alabama 35210, and Enviroq Corporation, a Florida corporation ("Enviroq"), and Replico Development Company, Inc., a Pennsylvania corporation ("Replico") (Enviroq and Replico are hereinafter individually referred to as the "Secured Party", and collectively as the "Secured Parties"), located at 3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250.

         For value received, the Company grants to the Secured Party a security interest in the following described property (the "Collateral"):

         All property of the Company of every kind, wherever located, now or hereafter existing, including, without limitation, all machinery, equipment, furniture, supplies, inventory, accounts, accounts receivable, contract rights, chattel paper, instruments, deposit accounts, general intangibles, wherever located, now or hereafter existing, and all products and proceeds of any and all of the foregoing, including insurance proceeds.

To have and to hold, the collateral unto said Secured Parties as provided herein, to secure the payment of those certain $150,000 Subordinated Promissory Notes, each of even date herewith (collectively, the "Notes") executed by SR Holdings, Inc., an Ohio corporation ("Borrower"), the Company's parent, and payable to the order of each Secured Party, respectively.

  The Company warrants and covenants that:

         1. (a) The Collateral is to be used in a business other than farming operations.

                  (b) Some of the Collateral is accounts, and the records concerning the accounts are or will be kept at 4707 Alton Court, Birmingham, Alabama 35210, which is Company's chief place of business.

                  (c) The Collateral will be kept at Company's address given in Section 1(b) above.

         2. Except for the security interest granted by this Agreement and certain other liens securing Senior Debt (as defined in the Notes), the Company has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance or claim, and the Company will, at the Company's cost and expense, defend any action that may effect the Secured Party's security interest in, or the Company's title to, the Collateral. The security interest granted herein is junior and subordinate to all liens granted to secure such Senior Debt, regardless of the respective dates of perfection of such security interests.

         3. Except for the Collateral securing the Senior Debt, the Company will not, without the prior written consent of the Secured Party, directly or indirectly, sell, contract to sell, lease, encumber, pledge, grant a security interest in, or dispose of the Collateral or any interest in it until this Agreement and all debts secured by it have been fully satisfied. The Company shall however be permitted to sell any and all of its inventory and use any and all of its supplies in the ordinary course of its business.

         4. The Company will execute and file all necessary Financing Statements in forms reasonably satisfactory to the Secured Party and will further execute all other instruments deemed reasonably necessary by the Secured Party.

         5. The Company will insure the Collateral with companies reasonably acceptable to the Secured Party against casualties and in amounts that the Secured Party shall reasonably require.

         6. The Company will keep the Collateral in good order and repair and will not waste or destroy the Collateral or any part thereof. The Company will not use the Collateral in violation of any statute or ordinance, and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time after providing Company with reasonable written notice.

         7. The Company will pay promptly when due all taxes and assessments on the Collateral or for its use and operation.

         8. The Company will keep the Collateral at the addresses shown above and will not remove the Collateral from those addresses without the Secured Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

         9. The Company grants to the Secured Party a security interest in and to all proceeds, increases, substitutions, replacements, additions, and accessions to the Collateral, including insurance proceeds.

         10. At the option of the Secured Party, the Secured Party may discharge taxes, liens, interest, or perform or cause to be performed for and on behalf of the Company any actions, obligations, or covenants that such Company has failed or refused to perform, and may pay for the repair, maintenance, and preservation of the Collateral, and all sums so expended, including, but not limited to, reasonable attorneys' fees, court costs, agents' fees, or commissions, or any other costs or expenses, shall bear interest from the date of payment by the Secured Party at the annual interest rate provided in the Notes and shall be payable at the place designated in the Notes and shall constitute additional indebtedness secured hereby.

         11. The Company will notify the Secured Party in writing no later than thirty (30) calendar days prior to making any change in the Company's chief place of business or place where records concerning the Collateral are kept.

         12. In performing any act under this Agreement, time shall be of the essence. The Secured Party's acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy, shall not be a waiver of any obligation of the Company or right of the

Secured Party or constitute a waiver of any other similar default that occurs later.

         13. The Company shall be in default under this Agreement upon the occurrence of any of the following events or conditions:

                  (a) the failure of the Borrower or the Company to pay within ten (10) days after the due date of any amount payable by the Borrower to the Secured Party under the Note;

                  (b) any warranty, representation, or statement made or furnished to the Secured Party or on behalf of the Company proves to have been false in any material respect when made or furnished;

                  (c) any event that results in the acceleration of the maturity of the indebtedness of Company to others under any indenture, agreement, or undertaking;

                  (d) loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment of or on the Collateral;

                  (e) the termination of Company's existence, whether by means of dissolution, merger, consolidation, or otherwise, Company's insolvency or business failure, the appointment of a receiver for any part of the Collateral, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Company or any guarantor or surety for the Company, except for proceedings brought against Company which are withdrawn or dismissed within thirty (30) days of their filing; and

                  (f) the occurrence of an Event of Default (as defined on the Notes).

         15. On the occurrence of any event of default, and at any later time as long as said default remains uncured, but subject to the rights of the holders of all Senior Debts:

                  (a) Either Secured Party, in its sole discretion and without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of secured parties pursuant to the Code (as hereafter defined), and, in addition to any and all rights which Secured Party may have at law or in equity, at any time and from time to time, (i) cause any or all of the Collateral in which a security interest was granted pursuant hereto to be transferred jointly to the Secured Parties (with each Secured Party having an undivided interest equal to each Secured Party's proportionate share of the total indebtedness represented by the Notes) and/or (ii) upon the unanimous consent of both Secured Parties, sell, resell, assign and deliver, in their sole discretion, any or all of the Collateral or any other security for the Notes (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash or upon credit, and in connection therewith the Secured Parties may grant options and may impose reasonable conditions, with Company hereby waiving and releasing any and all rights of redemption. If all or any of the

         Collateral is sold by the Secured Parties upon credit, the Secured Parties shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Parties may resell such Collateral. It is expressly agreed that the Secured Parties may exercise their rights with respect to less than all of the Collateral, leaving unexercised their rights with respect to the remainder of the Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize the Secured Parties' right to exercise their rights with respect to all or any other portion of the Collateral at a later time or times. The proceeds of the sale of the Collateral shall be distributed to the Secured Parties as more particularly set forth in Section 16 below.

                  (b) Company hereby irrevocably authorizes and empowers the Secured Parties and assigns and transfers unto them, and constitutes and appoints the Secured Parties and any of their assigns Company's true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Company and in its name, in order to more fully vest in the Secured Parties the rights and remedies provided for herein, and Company further authorizes and empowers the Secured Parties and any of their assigns, as Company's attorney-in-fact, and as its agent, irrevocably, with full power of substitution for Company and in its name, to proceed from time to time in Company's name in any statutory or non-statutory proceeding affecting the Collateral, and the Secured Parties, their assigns or their respective nominees may (i) execute and file proof of claim for the Collateral and vote such claims for all or any portion of the Collateral (x) for or against proposal or resolution, (y) for a trustee or trustees or for a receiver or receivers or for a committee of creditors and/or (z) for the acceptance or rejection of any proposed arrangement, plan or reorganization, composition or extension, and the Secured Parties or their nominees may receive any payment or distribution and give acquittance therefor and may exchange or release any portion or all of the Collateral; and (ii) upon the unanimous consent of all of the Secured Parties, endorse any draft or other instrument for the payment of money, execute releases and negotiate settlements relating to the Collateral. Nothing contained in the foregoing provisions of this Section 15(b) shall be deemed or construed to be a limitation on, or waiver by the Secured Parties of, any of the Secured Parties' other rights or remedies hereunder or under the Notes or that certain Stock Purchase Agreement of even date herewith among the Secured Parties and Company, among others. The Secured Parties shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. The foregoing power-of-attorney is irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by Company to any other person or entity are hereby revoked. The power-of-attorney granted herein shall terminate automatically upon the termination of this Agreement in accordance with the terms hereof.

                  (c) Upon the unanimous consent of all the Secured Parties, the Secured Parties may, at such time and from time to time thereafter, without notice to, or assent by, Company or any other person or entity (to the extent permitted by law), but without affecting any of the obligations secured hereby, in the name of Company or in the name of the Secured Parties, (i) notify any other party to make payment and performance directly to the Secured Parties,
         (ii) extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to Company, or claims of Company relating to the Collateral, (iii) file any claims or commence, maintain or discontinue any actions, suits or other proceedings deemed by the Secured Parties reasonably necessary or advisable for the purpose of collecting upon or enforcing any rights relating to the Collateral, and (iv) execute any instrument and do all other things deemed reasonably necessary and proper by the Secured Parties to protect and preserve and realize upon the Collateral or any portion thereof and the other rights contemplated hereby.

                  (d) Pursuant to the power-of-attorney provided for above, and upon the unanimous consent of the Secured Parties, the Secured Parties may reasonably take any action and exercise and execute any instrument which they may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Secured Parties shall have the right and power, upon the unanimous consent of the Secured Parties, to receive, endorse and collect all checks and other orders for the payment of money made payable to Company representing any interest, payment of principal or other distribution payable in respect of the Collateral or any part thereof, and for and in the name, place and stead of Company, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of any property which is or may become a part of the Collateral hereunder.

                  (e) Without limiting any other provision of this Agreement, and without waiving or releasing Company from any obligation or default hereunder, the Secured Parties shall have the right, but not the obligation, to perform any act or take any appropriate action, as they, in their reasonable judgment, may deem necessary to cure an event of default or cause any term, covenant, condition or obligation required under this Agreement to be performed or observed by Company to be promptly performed or observed on behalf of Company or to protect the security of this Agreement. All reasonable amounts advanced by, or on behalf of, the Secured Parties in exercising their rights under this Section 15(e) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the interest rate specified under the Notes from the date of each such advance, shall be payable by Company to the Secured Parties upon demand therefor and shall be secured by the Collateral.

                  (f) Notwithstanding any terms contained in this Section 15 to the contrary, each Secured Party, in its sole discretion, shall have the right and power to do all things deemed reasonably necessary and proper by it to protect and preserve the Collateral or any portion thereof as provided above without the unanimous consent of the Secured Parties.

         16. No demand, advertisement or notice, all of which are hereby expressly waived by Company, shall be required in connection with any sale or other disposition of all or any part of the Collateral, pursuant to Section 15 above, except that the Secured Parties shall give Company at least five (5) days' prior written notice of the time and place of any public sale or of the time and the place at which any private sale or other disposition is to be made, which notice Company hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, the Secured Parties shall not be obligated to make any sale of the Collateral if they shall determine not to do so, regardless of the fact that notice of sale may have been given, and the Secured Parties may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public or private sale of any portion of or all of the Collateral, unless prohibited by any applicable statute which cannot be waived, any Secured Party (or its nominee or designee) may purchase any or all of the Collateral being sold, free and clear of and discharged from any trusts, claims, equity or right of redemption of Company, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the obligations secured hereby in lieu of cash or any other obligations. In the case of any sale, public or private, of any portion of or all of the Collateral, Company shall be responsible for the payment of all reasonable costs and expenses related to the sale and delivery, including, without limitation, reasonable attorneys' fees and disbursements and any tax imposed thereon other than taxes imposed on any income of the Secured Parties. The proceeds of the sale of the Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of the sale, the Secured Parties shall apply any residue to the payment of a pro-rata amount of each of the Notes, where "pro-rata amount" shall mean, with respect to each Secured Party, the aggregate of amount of such residue multiplied by a fraction, the numerator of which shall be the outstanding principal balance under such Secured Party's Note at the time of the application of such residue, and the denominator of which shall be the aggregate principal balance outstanding under both of the Notes at the time of the application of such residue. Company shall be obligated for any deficiency that occurs under the Notes if the proceeds of such sale of the Collateral shall be insufficient to satisfy the obligations of Company hereunder.

         17. Upon any sale of the Collateral, or any portion thereof, by the Secured Parties hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Secured Parties, or the agent of the Secured Parties making the sale, of proceeds of the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers, unless such purchaser is a Secured Party, shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Parties or agent or be answerable in any way for the misapplication or non-application thereof.

         18. This Agreement shall be construed under and in accordance with the Uniform Commercial Code (the "Code") and other applicable laws of the State of Florida.

         19. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Agreement.

         20. In case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained herein.

         21. All terms used herein that are defined in the Code as adopted in Florida shall have the same meaning herein as in the Code.

         22. The rights and obligations of (a) Enviroq may be assigned to its parent, Intrepid Capital Corporation, and (b) the Secured Parties may be assigned otherwise than as set forth in Section 22 (a) hereof only upon the prior consent of the Company, which shall not be unreasonably withheld or delayed; provided, however, that any right of the Company to set-off, counterclaim and deduction which the Company may have against the original Secured Parties shall transfer to any such assignees.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as duly authorized officers of the Company and the Secured Party effective as of the date first above written.


                                    "COMPANY"
                                    SPRAYROQ INC.


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    "SECURED PARTY"
                                    ENVIROQ CORPORATION


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    REPLICO DEVELOPMENT COMPANY, INC.


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------

                                  SCHEDULE 5.4

         THE INDEBTEDNESS AND LIENS CREATED HEREUNDER AND ALL EXTENSIONS, RENEWALS, REPLACEMENTS AND MODIFICATIONS THEREOF ARE SUBORDINATE TO THE INDEBTEDNESS AND LIENS OF WESTFIELD BANK, FSB, DESCRIBED IN A SUBORDINATION AGREEMENT DATED OCTOBER 30, 2001, BY AND BETWEEN ENVIROQ CORPORATION, REPLICO DEVELOPMENT COMPANY, INC, AND SPRAYROQ OF OHIO, INC.


                                  SUBORDINATED
                                PROMISSORY NOTE

$173,918.90                                         Jacksonville Beach, Florida
                                                               October 30, 2001

         FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, SPRAYROQ OF OHIO, INC., a Florida corporation ("Borrower"), hereby promises to pay to the order of Enviroq Corporation ("Payee"), a Florida corporation, at 3652 South Third Street, Suite 200, Jacksonville Beach, Florida 32250, the sum of One Hundred Seventy Three Thousand Nine Hundred Eighteen and Ninety Dollars ($173,918.90) plus interest from the date hereof on the unpaid principal balance hereof from time to time outstanding at a rate of interest equal to seven percent (7%) per annum, computed annually.

         Interest hereon shall be payable annually commencing November 1, 2002, and shall continue on each November 1st thereafter until this Subordinated Promissory Note is paid in full. The principal hereof shall be paid in one lump sum due on November 1, 2006. In any event, all outstanding principal and accrued but unpaid interest hereof shall be due and payable on or before September 30, 2006. Payments hereunder shall be considered timely made hereunder if received no later than the fifth day following the due date.

         This Subordinated Promissory Note may be prepaid from time to time, in whole or in part, without penalty or premium.

         Anything in this Subordinated Promissory Note to the contrary notwithstanding, the indebtedness evidenced by this Subordinated Promissory Note, including both principal and interest, shall be subordinate and junior to all indebtedness of the Borrower and the Borrower's parent, Sprayroq of Ohio, an Ohio corporation ("SRH") obtained for the payment of the purchase price of the capital stock of Borrower, including, but not limited to, the indebtedness evidenced by those certain Subordinated Promissory Notes, each dated or even date herewith, executed and delivered by SRH in favor of payee and Replico Development corporation, a Pennsylvania corporation, and for Borrower's reasonable working capital purposes (except such indebtedness of the Borrower or SRH which, by its terms, is subordinate or junior in any respect to the indebtedness evidenced hereby), whether outstanding at the date hereof or incurred after the date hereof. Such indebtedness of the Borrower and SRH to which this Subordinated Promissory Note is subordinate or junior is collectively referred to as "Senior Debt." Payee shall execute such documents as said Senior Debt holders may reasonably require to evidence this subordination.

         The occurrence and continuation of any one of the following events (each an "Event of Default") shall constitute a default hereunder: (i) Borrower shall fail to pay any principal of or interest on this Subordinated Promissory Note within ten (10) calendar days after its scheduled due date; (ii) Borrower shall violate any representation, warranty, covenant or agreement set forth in this Subordinated Promissory Note or that certain Stock Purchase Agreement dated as of September 19, 2001, to which this Subordinated Promissory Note is attached as an exhibit (other than payment when due of principal or interest on this Subordinated Promissory Note), and Borrower shall fail to cure such violation within ten (10) calendar days after written notice thereof from Payee; or (iii) Borrower shall make a general assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, petition a court for the appointment of any receiver or trustee for Borrower or any substantial part of its property, commence any proceeding relating to Borrower under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there shall be commenced against Borrower any such proceeding which remains undismissed for thirty (30) calendar days, or Borrower by any act shall indicate consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or shall suffer any such receivership or trusteeship to continue undischarged for thirty (30) calendar days. If an Event of Default occurs and is continuing, then, at Payee's option, Payee may declare the entire principal amount outstanding hereunder, together with interest thereon, immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         No waiver by Payee of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Payee in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Payee and Borrower or any other person shall be deemed a waiver by Payee of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Payee or the exercise of any other right, remedy, power or privilege by Payee. Borrower waives demand, presentment, protest, notice of protest and notice of dishonor.

         If this Subordinated Promissory Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Borrower hereby agrees to pay all expenses incurred reasonably by the Payee of this Subordinated Promissory Note, including, without limitation, attorneys' fees, all of which shall become a part of the principal hereof.

         Each provision of this Subordinated Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Promissory Note.

         This Subordinated Promissory Note supersedes and replaces in full the Consolidated Note, by and between Borrower and Payee, dated October 21, 1996, in the face amount of $840,249.

         This Subordinated Promissory Note shall be binding upon and inure to the benefit of Borrower and Payee and their respective successors and assigns.

         Any provision of this Subordinated Promissory Note may be amended, waived or modified only upon the written consent of Borrower and Payee.

         This Subordinated Promissory Note may be transferred, negotiated and assigned with the prior consent of Borrower, which shall not be unreasonably withheld or delayed; provided, however, that (i) Payee may transfer and assign this Subordinated Promissory Note to its parent, Intrepid Capital Corporation, without such prior consent of Borrower, and (ii) that any right of Borrower to set-off, counterclaim and deduction that Borrower may have against Payee shall transfer, be assigned and be valid against any subsequent holder.

         This Subordinated Promissory Note shall be governed by and construed in accordance with the laws of the State of Florida.


                                         SPRAYROQ, INC.


                                         By:
                                             ----------------------------------

                                         Name:
                                               --------------------------------

                                         Title:
                                               --------------------------------